Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated February 27, 2013, in the Registration Statement Amendment No. 6 (Form 20-F) of Brookfield Renewable Energy Partners L.P. dated May 16, 2013.

/s/ Ernst & Young LLP

Toronto, Canada

May 16, 2013